Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF
INFINITY PHARMACEUTICALS, INC.

ARTICLE I OFFICES

Section 1. Registered Office. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders for the election of Directors shall be held in the City of Cambridge, the Commonwealth of Massachusetts, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the Commonwealth of Massachusetts as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without t he Commonwealth of Massachusetts, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting.
(a) The annual meeting of the stockholders of the corporation, for the purpose of election of Directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and mu st be a stockholder of record at such time and entitled to vote at the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120 th) day prior to such annual meeting and not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made , (ii) the name and address, as they appear in the corporation’s books, of the stockholder proposing such business and of such beneficial owner, (iii) the class or series and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iv) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (v) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants , stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the corporation, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, and (vii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent to a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act to the extent such regulations require notice that is different from the notice required above. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b) of this Section 2. The person presiding over the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted. The foregoing notice requirements of this Section 2(b) shall be deemed satisfied by a stockholder with respect to business if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the 1934 Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.

(c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of Director s at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2. Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director: (A) the name, age, business address and residence of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are owned beneficially and of record by such person, (D) a description of all arrangements, agreements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E ) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Di rectors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made: (A) the information required pursuant to subitems (ii) and (iii) of paragraph (b) of this Section 2, (B) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert wit h any of the foregoing, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered in to as of the date of the stockholder’s notice by, or on behalf of, such stockholder or such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the corporation, (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation ’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such nomination. At the request of the Board of Directors, any person nominated by a stockholder for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The person presiding over the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with t he procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d) Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at a meeting of stockholders of the corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting o f stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 3. Notice of Annual Meeting. Notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to notice of such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting as may be required by applicable law.

Section 4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, or have prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stock holder as may be required by applicable law. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, as may be required by applicable law. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, as amended from time to time, may only be called as provided in this Section 5 by the Chief Executive Officer, the Chairman of the Board, or a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. The place, date and time of any special meeting shall be determined by the Board of Directors. Such determination shall include the record date for determining the stockholders having the right of and to vote at such meeting.

Section 6. Notice of Special Meeting. Notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to notice of such meeting as may be required by applicable law.

Section 7. Action at Special Meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. Quorum and Adjournments. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation, as amended from time to time. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 9. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so deter mine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 10. Voting Rights. Unless otherwise provided in the Certificate of Incorporation, as amended from time to time, each stockholder shall at every meeting of the stockholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. All elections, other than elections of directors, and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulation s of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Except as otherwise provided by these Bylaws, each Director shall be elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the corporation first mails its notice of meeting for such meeting to the stockholders of the corporation, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Article II, Section 10 of these Bylaws, a majority of votes cast shall mean that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker nonvotes “ not counted as votes cast either “for” or “against” any Director’s election).

Section 11. Action Without Meeting. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

ARTICLE III
DIRECTORS

Section 1. Number, Term of Office and Qualification. Each Director shall be elected to hold office for a term of one year, until the next annual meeting of stockholders and until such person’s successor is duly elected and qualified, subject to his or her earlier death, resignation or removal from the board of directors. Directors need not be stockholders. The number of Directors which shall constitute the whole Board shall be established by the Board of Directors.

Section 2. Vacancies. Vacancies including, newly created directorships, may be filled only by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. Each Director so chosen shall hold office until a successor is duly elected and shall qualify or until his earlier death, resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. If, at the time of filling any vacancy, the Directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies, or to replace the Directors chosen by the Directors then i n office.

Section 3. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation, as amended from time to time, or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4. Regular and Special Meetings. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of California.

Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event the annual meeting of any newly elected Board of Directors shall not be held immediately after, and at the same place as, the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 6. Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 7. Notice of Special Meetings. Special meetings of the Board may be called by the Chief Executive Officer or President on no less than forty-eight (48) hours notice to each Director either personally, or by telephone, mail, telegram, facsimile or other electronic transmission; special meetings shall be called by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of two Directors unless the Board consists of only one Director, in which case special meetings shall be call ed by the Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of the sole Director.

Section 8. Quorum. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation, as amended from time to time. If a quorum shall not be present at any meeting of the

Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee there of may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in accordance with the requirements of applicable law.

Section 10. Meetings by Telephone Conference Calls. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by me ans of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may rep lace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the limitations of applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee o r committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation, as amended from time to time, or these Bylaws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. Removal. Subject to any limitations imposed by law or the Certificate of Incorporation, as amended from time to time, the Board of Directors, or any individual Director, may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an election of Directors.

ARTICLE IV
NOTICES

Section 1. Notice. Whenever, under the provisions of the statutes or of the Certificate of Incorporation, as amended from time to time, or of these Bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the Unit ed

States mail. Notice to Directors and, subject to the requirements of applicable law, stockholders may also be given personally, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegram, facsimile, electronic mail or other electronic means.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation, as amended from time to time, or of these Bylaws, a waiver thereof in accordance with the requirements of applicable law by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V
OFFICERS

Section 1. Enumeration. The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board an d a Vice Chairman of the Board. The Board of Directors may also choose a President, one or more Vice Presidents and one or more Assist ant Secretaries. Any number of offices may be held by the same person, unless the Certificate of Incorporation, as amended fr om time to time, or these Bylaws otherwise provide.

The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a Director of the corporation.

Section 2. Election or Appointment. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, Chief Financial Officer and a Secretary and may choose a President, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Chief Financial Officers.

The Board of Directors may appoint such other officers, assistant officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3. Tenure, Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 4. Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

Section 5. Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. The Vice Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned by the Board and as may be provided by law.

Section 6. Chief Executive Officer. The Chief Executive Officer of the corporation shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the corporation. In the absence or nonexistence of a Chairman or Vice Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present. The Chief Executive Officer shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation, including general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

The Chief Executive Officer shall, without limitation, have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 7. President. Subject to such supervisory powers as may be given by these Bylaws or the Board of Directors to the Chairman of the Board or the Chief Executive Officer, if there be such officers, the President shall have general supervision, direction and control of the business and supervision of other officers of the corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws. In the event a Chief Executive Officer shall not be appointed, the President shall have the duties of such office.

Section 8. Vice Presidents. The Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice Presidents shall also perform such other duties and have such other powers as the Board of Directors, the President or these Bylaws may, from time to time, prescribe.

Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the Chief Executive Officer’s or President’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the seal of the corporation. The Secretary, or any Assistant Secretary, shall have authority to affix the seal of the corporation to any instrument requiring it and when so affixed, it may be attested by his or her signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 10. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence, disability or refusal to act of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Secretary or these Bylaws may, from time to time, prescribe.

Section 11. Chief Financial Officer. The Chief Financial Officer shall act as Treasurer and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

If required by the Board of Directors, the Chief Financial Officer shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 12. Assistant Chief Financial Officers. The Assistant Chief Financial Officer, if any, or if there be more than one, the Assistant Chief Financial Officers in the order determined by the Board of Directors, shall, in the absence, disability or refusal to act of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or these Bylaws may, from time to time, prescribe.

Section 13. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer or the President.

Section 14. Absence or Disability of Officers. In the case of the absence or disability of any officer of the corporation and of any person hereby authorized to act in such officer’s place during such officer’s absence or disability, the Board of Directors may delegate the powers and duties of such officer to any officer or to any Director, or to any other person who it may select.

ARTICLE VI
CERTIFICATES OF STOCK

Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Chief Financial Officer or an Assistant Chief Financial Officer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers , designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware (the “General Corporation Law”), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or right s. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 2. Execution of Certificates. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer , transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. With respect to uncertificated shares, upon delivery of duly executed instructions or in any other manner permitted by law evidencing succession, assignation or authority to transfer, it shall be the duty of the corporation to record the transaction upon its books.

Section 5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, except as otherwise provided by applicable law.

Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws o f Delaware.

ARTICLE VII
INDEMNIFICATION

Section 1. Indemnification of Directors and Executive Officers. The corporation shall indemnify its Directors and executive officers to the fullest extent not prohibited by the General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its Directors and executive officers; and, provided, further, that, subject to Section 5 of this Article VII, the corporation shall not be required to indemnify any Director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its Directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the General Corporation Law.

Section 2. Indemnification of Other Officers, Employees and Other Agents. The corporation shall have power to indemnify its other officers, employees and other agents to the fullest extent permitted by the General Corporation Law.

Section 3. Good Faith.

(a) For purposes of any determination under this Bylaw, a Director or officer shall be deemed to have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that any conduct was unlawful, if such Director’s or officer’s action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

(1) one or more officers or employees of the corporation whom the Director or executive officer believed to be reliable and competent in the matters presented;
(2) counsel, independent accountants or other persons as to matters which the Director or executive officer believed to be within such person’s professional competence; and
(3) with respect to a Director, a committee of the Board upon which such Director does not serve, as to matters within such Committee’s designated authority, which committee the Director believes to merit confidence; so long as, in each case, the Director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

(b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which was reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that the person had reasonable cause to believe that his or her consent was unlawful.

(c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the General Corporation Law.

Section 4. Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any Director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 4 of this Bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by a majority vote of the Directors who were not parties to the proceeding, even though less than a quorum, (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (iii) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

Section 5. Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to Directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as i f provided for in a contract between the corporation and the Director or officer. Any right to indemnification or advances granted by this Bylaw to a Director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his or her claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stock-holders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, as amended from time to time, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law.

Section 7. Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8. Insurance. To the fullest extent permitted by the General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

Section 9. Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

Section 10. Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each Director and officer to the full extent not prohibited b y any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

Section 11. Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(a) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of the testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a “Director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a Director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a Director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall b e deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE VIII
LOANS TO OFFICERS

Section 1. Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this Bylaw shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

ARTICLE IX
GENERAL PROVISIONS

Section 1. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, as amended from time to time, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation, as amended from time to time.

Section 2. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Execution of Corporate Instruments. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. Corporate Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE X
AMENDMENTS

Section 1. Amendments.

(a) Except as otherwise set forth in Section 9 of Article VII of these Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the “Voting Stock”). The Board of Directors shall also have the power, if such power is conferred upon the Board of Directors by the Certificate of Incorporation, as amended from time to time, to adopt, amend or repeal Bylaws by a vote of the majority of the Board of Directors unless a greater or different vote is required pursuant to the provisions of the Bylaws, the Certificate of Incorporation or any applicable provision of law.

(b) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required b y law, the Certificate of Incorporation, as amended from time to time, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this paragraph (b) or Section 2, Section 5 or Section 10 of Article II of these Bylaws.

(c) Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote o r no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, the Certificate of Incorporation, as amended from time to time, or any Preferred Stock Designation (as the term is defined in the Certificate of Incorporation, as amended from time to time), the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the Directors, shall be required to alter, amend or repeal this paragraph (c) or Section 2, Section 5 or Section 10 of Article II of these Bylaws.

Amendment to Amended and Restated Bylaws of Infinity Pharmaceuticals, Inc., effective February 22, 2023

The Amended and Restated Bylaws of Infinity Pharmaceuticals, Inc. be and hereby are amended by adding thereto a new Section 6 to Article IX thereof, as follows:

“Section 6. Forum Selection By-law.

(a) Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or these By-laws (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. This Section 6(a) does not apply to claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

(b) Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claims arising under the Securities Act of 1933.

(c) Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 6.”

Adopted by the Board of Directors of Infinity Pharmaceuticals, Inc., on February 22, 2023